EXHIBIT (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Global Concentrated Portfolio, Global Core Portfolio, Global Endurance Portfolio, Global Franchise Portfolio, Global Stars Portfolio, International Equity Portfolio, International Resilience Portfolio, Passport Overseas Equity Portfolio, US Core Portfolio and Vitality Portfolio and “Consolidated Financial Highlights” in the Prospectuses of Advantage Portfolio, Asia Opportunity Portfolio, Developing Opportunity Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Permanence Portfolio, Growth Portfolio, Inception Portfolio, International Advantage Portfolio, International Opportunity Portfolio, and Permanence Portfolio and “Investment Advisory and Other Services -- Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2026, and each included in this Post-Effective Amendment No. 265 to the Registration Statement (Form N-1A, File No. 033-23166) of Morgan Stanley Institutional Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 25, 2026, with respect to the financial statements and financial highlights of Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Global Concentrated Portfolio, Global Core Portfolio, Global Endurance Portfolio, Global Franchise Portfolio, Global Stars Portfolio, International Equity Portfolio, International Resilience Portfolio, Passport Overseas Equity Portfolio, US Core Portfolio and Vitality Portfolio and the consolidated financial statements and consolidated financial highlights of Advantage Portfolio, Asia Opportunity Portfolio, Developing Opportunity Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Permanence Portfolio, Growth Portfolio, Inception Portfolio, International Advantage Portfolio, International Opportunity Portfolio and Permanence Portfolio (twenty-three of the funds constituting Morgan Stanley Institutional Fund, Inc.) included in the Annual Report (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 30, 2026